__________, 1999


CBS Corporation
51 West 52nd Street
New York, NY 10019
Attn: Frederic G. Reynolds

Ladies and Gentlemen:

           Reference is made to that certain Employment Agreement entered into as of July 1, 1993 by and between Big Entertainment, Inc. and [Executive] (the "Executive"), as amended by that certain Extension and Amendment Agreement dated July 1, 1998 (the "Employment Agreement"). In connection with the closing of the transactions contemplated by the Stock Purchase Agreement, dated August __, 1999 (the "Stock Purchase Agreement"), by and between CBS Corporation and Big Entertainment, Inc., Executive hereby acknowledges and agrees that the consummation of the transactions contemplated by the Stock Purchase Agreement (and the "Ancillary Agreements", as defined therein), including, but not limited to, the issuance of Common Stock by Big Entertainment, Inc. to CBS Corporation pursuant to the Stock Purchase Agreement, shall not constitute a "Change of Control" under Section 6 of the Employment Agreement. This agreement shall not limit Executive's rights under the Employment Agreement with respect to the acquisition of securities of the Company by any person other than CBS Corporation and its affiliates, or the acquisition of securities of the Company by CBS Corporation or its affiliates beyond that permitted by the Stock Purchase Agreement or the Ancillary Agreements as of the date hereof.

                                                 Sincerely,



                                                 [Executive]